ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION



                            ZiaSun Technologies, Inc.
                              A Nevada Corporation


                            ACQUISITION OF SHARES OF


                               Asia4sale.com, Ltd.
                         A Hong Kong Registered Company







                              Dated: March 25, 1999




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Table of Contents                                                     Page
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1        EXCHANGE OF SECURITIES ..........................................    1
         1.1      Exchange of Shares .....................................    1
         1.2      Acquisition Consideration ..............................    1
         1.3      Payment of Acquisition Consideration ...................    2
         1.4      Calculation of Actual Asia4sale.com Earnings..........    2
         1.5      Adjustment Based on Actual Asia4sale.com Earnings.....    2
         1.6      Exemption from Registration.............................    3
         1.7      Non-taxable Transaction.................................    3

2.       REPRESENTATION AND WARRANTIES OF Asia4sale.COM AND THE
         SHAREHOLDERS ....................................................    3
         2.1      Organization ...........................................    3
         2.2      Capital Stock ..........................................    3
         2.3      Options, Warrants, Rights, etc. ........................    3
         2.4      Subsidiaries ...........................................    3
         2.5      Directors and Officers..................................    3
         2.6      Financial Statements....................................    3
         2.7      Absence of Changes......................................    4
         2.8      Absence of Undisclosed Liabilities......................    4
         2.9      Tax Returns.............................................    4
         2.10     Patents, Trade Names and Rights.........................    4
         2.11     Compliance with Laws....................................    4
         2.12     Litigation..............................................    4
         2.13     Authority...............................................    5
         2.14     Ability to Carry Out Obligations........................    5
         2.15     Full Disclosure.........................................    5
         2.16     Assets...................................................   5
         2.17     Material Contracts......................................    5

3.       REPRESENTATIONS AND WARRANTIES OF ZIASUN ........................    5
         3.1      Organization............................................    5
         3.2      Capital Stock...........................................    5
         3.3      Options, Warrants, Rights, etc. ........................    6
         3.4      Non-Reporting Publicly Traded Status ...................    6
         3.5      Subsidiaries ...........................................    6
         3.6      Directors and Officers .................................    6
         3.7      Patents, Trade Names and Rights.........................    6
         3.8      Compliance with Laws....................................    6
         3.9      Litigation..............................................    6
         3.10     Authority...............................................    6
         3.11     Ability to Carry Out Obligations........................    7
         3.12     Full Disclosure.........................................    7
         3.13     Assets..................................................    7

4.       COVENANTS........................................................    7
         4.1      Investigative Rights....................................    7
         4.2      Conduct of Business.....................................    7


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Table of Contents(continued)                                             Page
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5.       CLOSING  .....................................................       7
         5.1      Closing...............................................      7
         5.2      Shareholders' Deliveries at Closing...................      7
         5.3      ZiaSun's Deliveries at Closing........................      8

6        CONDITIONS TO OBLIGATIONS TO CLOSE............................       8
         6.1      Conditions to Obligations of Asia4sale.com
                  Shareholders to Close.................................      8
         6.2      Conditions to Obligations of ZiaSun ..................      8

7.      INDEMNIFICATION.................................................      8
         7.1      Indemnification by Shareholders.......................      8
         7.2      Indemnification by ZiaSun ............................      9
         7.3      Notice and Opportunity to Defend......................      9

8.       MISCELLANEOUS..................................................     10
         8.1      Costs.................................................     10
         8.2      Additional Documentation..............................     10
         8.3      Captions and Headings.................................     10
         8.4      No Oral Change........................................     10
         8.5      Non-Waiver............................................     10
         8.6      Time of Essence.......................................     10
         8.7      Choice of Law.........................................     10
         8.8      Counterparts and/or Facsimile Signature...............     10
         8.9      Notices...............................................     10
         8.10     Binding Effect........................................     11
         8.11     Mutual Cooperation....................................     11
         8.12     Brokers...............................................     11
         8.13     Survival of Representations and Warranties............     11
                  Signature Pages ......................................     12

         EXHIBIT 1.2(a)....CASH DISTRIBUTED TO THE Asia4sale.COM
                           SHAREHOLDERS AT CLOSING
         EXHIBIT 1.3.1.....SHARES TO BE ISSUED TO Asia4sale.COM
                           SHAREHOLDERS AT CLOSING
         EXHIBIT 1.6.......INVESTMENT LETTER
         EXHIBIT 2.4.......SUBSIDIARIES OF Asia4sale.COM
         EXHIBIT 2.5.......PRESENT OFFICERS AND DIRECTORS OF Asia4sale.COM
         EXHIBIT 2.6.......AUDITED FINANCIAL STATEMENTS OF Asia4sale.COM
         EXHIBIT 2.8.......LIABILITIES OF Asia4sale.COM
         EXHIBIT 2.12......Asia4sale.COM LITIGATION AND LEGAL PROCEEDINGS

                                       ii

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Table of Contents (continued)                                           Page
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         EXHIBIT 2.16......EXCEPTIONS TO GOOD TITLE TO ASSETS
                           OF Asia4sale.COM
         EXHIBIT 2.17......MATERIAL CONTRACTS OF Asia4sale.COM
         EXHIBIT 3.5...... SUBSIDIARIES OF ZIASUN
         EXHIBIT 3.6...... PRESENT OFFICERS AND DIRECTORS OF ZIASUN
         EXHIBIT 3.13......EXCEPTIONS TO GOOD TITLE TO ASSETS OF ZIASUN
         EXHIBIT 5.2.3.....POST CLOSING OFFICERS AND DIRECTORS OF
                           Asia4sale.COM
         EXHIBIT 8.12......BROKERS




                                      iii

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                                    AGREEMENT

     This Acquisition Agreement and Plan of Reorganization (the "Agreement" or "Acquisition Agreement") made this 25th day of March, 1999, is by and among ZiaSun Technologies, Inc., a Nevada Corporation ("ZiaSun") and the undersigned shareholders (the "Shareholders") who are the owners of 100% of the capital stock of Asia4sale.com, Ltd., a corporation organized and existing under the laws of Hong Kong ("Asia4sale.com").

     A. Whereas, Shareholders hold all of the issued and outstanding common stock of Asia4sale.com; and

     B. Whereas, ZiaSun, a non-reporting public company, desires to exchange shares of its Common Stock, $0.001 par value (the "Common Stock") for all of the
issued  and   outstanding   capital  stock  of   Asia4sale.com   held  by  the
Shareholders, thereby making Asia4sale.com a wholly owned subsidiary of ZiaSun; and

     C. Whereas, Shareholders desire to exchange all of the issued and outstanding capital stock of Asia4sale.com for acquisition consideration consisting of $15,000.00 and 50,000 shares of the common stock of ZiaSun, as adjusted and determined pursuant to the terms of this agreement, all as more fully set forth herein below; and

     D. Whereas, the Board of Directors of ZiaSun has authorized its proper corporate officers to effect the transactions contemplated herein.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the following terms and conditions:

     1. EXCHANGE OF SECURITIES.

     1.1. Exchange of Shares. Subject to all the terms and conditions set forth in this Agreement, in exchange for the acquisition consideration (the "Acquisition Consideration"), as set forth in paragraph 1.2 hereof, paid by ZiaSun to the Shareholders of Asia4sale.com, ZiaSun shall acquire all of the issued and outstanding capital stock of Asia4sale.com (the "Asia4sale.com Shareholders") owned by the Shareholders of Asia4sale.com.

     1.2. Acquisition Consideration. The total Acquisition Consideration to be paid by ZiaSun for the Asia4sale.com Shares shall be equal to: (a) Cash in the amount of $15,000 distributed prorata to the Asia4sale.com Shareholders as set forth in Exhibit 1.2(a) attached hereto, (b) 50,000 shares of the previously authorized but unissued unregistered and restricted shares of the Common Stock, $0.001 par value per shares of ZiaSun (the "ZiaSun Shares"), and (c) one (1) additional ZiaSun Share for each Two dollars ($2.00) of actual earnings of Asia4sale.com ("Actual Asia4sale.com Earnings") for the period from April 1, 1999 through September 31, 2000 (the "Earnings Period"). The Acquisition Consideration shall be adjusted as determined pursuant to paragraph 1.6 of this Agreement. In addition, concurrently with the Closing, ZiaSun agrees to make a loan to Asidforale.com in the principal amount of $50,000. Said loan shall bear interest at the rate of 6.0% per annum the principal and unpaid accrued interest due and payable in one year.

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     1.3 Payment of Acquisition  Consideration.  The  Acquisition  Consideration
shall be paid and delivered as follows:

          1.3.1 Upon the Closing as set forth in paragraph 5.1, 50,000 ZiaSun Shares shall be issued and delivered to the Asia4sale.com Shareholders as set forth in Exhibit 1.3.1; and

          1.3.2 $15,000 payable prorata to the Asia4sale.com Shareholders as set forth in Exhibit 1.3.2.

     1.4 Calculation of Actual Asia4sale.com Earnings. For the purpose of this Agreement, Actual Asia4sale.com Earnings for the Earnings Period shall be calculated based on EBITDA determine in accordance with general accepted accounting principals. Actual Asia4sale.com Earnings shall mean the total
gross  sales  of   Asia4sale.com   less  the  costs  of  sales,  less  general
administrative expenses before interest, taxes, depreciation and amortization. As soon as practicable, but in no event later than ninety (90) days following the end of the Earnings Period, the independent auditors of ZiaSun shall calculate the Actual Asia4sale.com Earnings for the Earnings Period. In the event that the parties disagree on the determination of the Actual Asia4sale.com Earnings, then ZiaSun, on the one hand, shall designate one (1) independent auditor, at its expense and the Asia4sale.com Shareholders collectively as a group, on the second hand, shall designate one (1) independent auditor, at its expense. The two designated independent auditors, shall choose a third independent auditor, at the joint expense of the parties. In no event shall there be more than three (3) independent auditors. Each independent auditor shall make a determination of the Actual Asia4sale.com Earnings during the Earnings Period. If a majority of the independent auditors concur on the Actual Asia4sale.com Earnings during the Earnings Period that value shall be binding and conclusive. If a majority of the independent auditors do not concur, then the determination of the independent auditor whose appraisal is neither the highest nor lowest shall be binding and conclusive.

     1.5 Adjustment Based on Actual Asia4sale.com Earnings. Adjustments based on the Actual Asia4sale.com Earnings shall be made as follows:

     (a) Increase  Adjustment.  For each $2.00 of Actual  lAsia4sale  Earnings during the Earnings Period, ZiaSun shall issue an aggregate of one (1) additional share of restricted common stock to be distributed prorata to the Asia4sale.com Shareholders as set forth on Exhibit 1.3.1.

     (b) Fractional Shares. No fractional shares shall be issued and all fractions shall be rounded down to the next whole share.

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     1.6 Exemption from Registration.  The parties hereto intend that the ZiaSun
Shares to be exchanged shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder and exempt from the registration requirements of the applicable states. In furtherance thereof, Shareholders will execute and deliver to ZiaSun on the closing date, investment letters suitable to legal counsel for ZiaSun, in form substantially as set forth in Exhibit 1.6 attached hereto.

     1.7 Non-taxable Transaction. The parties intend to effect this transaction as a non-taxable reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     2. REPRESENTATIONS AND WARRANTIES OF Asia4sale.COM AND THE SHAREHOLDERS.

     The Officers and Directors of Asia4sale.com and certain Shareholders (the "Warranting Shareholders") hereby represent and warrant to ZiaSun that:

     2.1 Organization. Asia4sale.com is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the countries where its business requires qualification.

     2.2 Capital Stock. The authorized capital stock of Asia4sale.com consists of 10,000 ordinary shares, HK$1.00 par value per share, of which 100 shares are issued and outstanding. Immediately prior to closing there shall be 100 Asia4sale.com Shares issued and outstanding all of which are owned by the Shareholders. All of the issued and outstanding shares of capital stock of Asia4sale.com are duly and validly issued, fully paid and nonassessable. There are no other authorized class of capital stock.

     2.3 Options, Warrants, Rights, etc. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Asia4sale.com to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.4 Subsidiaries. Asia4sale.com has no subsidiaries and owns no interest in other enterprises except as set forth on Exhibit 2.4 attached hereto.

     2.5 Directors and Officers. Exhibit 2.5 hereto contains the names and titles of all present officers and directors Asia4sale.com as of the date of this Agreement.

     2.6 Financial Statements. Within sixty (60) days of the Close of the acquisition contemplated by this agreement, Asia4sale.com will provide audited financial statements to ZiaSun, which financial statements will be prepared in accordance with generally accepted accounting principles and practices consistently followed by Asia4sale.com throughout the periods indicated, and will fairly present the financial position of Asia4sale.com as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

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     2.7 Absence of Changes.  The  financial  statements  which will be provided pursuant to paragraph 2.6, will reflect that since the date of said financial statements, there has not been any change in the financial condition or operations of Asia4sale.com, except for changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.

     2.8 Absence of Undisclosed Liabilities. Except as set forth on Exhibit 2.8 attached hereto, Asia4sale.com does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that will not be reflected in the balance sheet of Asia4sale.com included in the financial statements to be provided pursuant to paragraph 2.6.

     2.9 Tax Returns. Within the times and in the manner prescribed by law, Asia4sale.com has filed all tax returns in all countries where it is bound by law to pay taxes, including, but not limited to any U.S. federal, state and local tax returns as required by U.S. law. Asia4sale.com has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any reflected in the Exhibits are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by Asia4sale.com.

     2.10 Patents, Trade Names and Rights. To the best of its knowledge Asia4sale.com and its subsidiaries (if any) own and hold all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business, and the business of its subsidiaries as now conducted or proposed to be conducted. Asia4sale.com and its subsidiaries are not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

     2.11 Compliance with Laws. Asia4sale.com and each of its subsidiaries have complied with, and are not in violation of any laws or regulations in any of the countries in which they do business. This includes, but is not limited to, any applicable U.S. federal, state or local statutes, laws and regulations
(including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

     2.12 Litigation. Except as set forth in Exhibit 2.12 attached hereto, neither Asia4sale.com or any of its subsidiaries is a defendant to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of the
Shareholders,   threatened   against  or   affecting   Asia4sale.com   or  its
subsidiaries or their business, assets or financial condition. Asia4sale.com and its subsidiaries are not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Asia4sale.com and its subsidiaries are not engaged in any material lawsuits to recover moneys due it.

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     2.13 Authority.  The Board of Directors of  Asia4sale.com  has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Asia4sale.com has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of the Shareholders and is enforceable in accordance with its terms and conditions.

     2.14 Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of their obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Asia4sale.com is a party, or by which it may be bound, nor will any consents or authorizations of any party to the Shareholders' performance of their obligations hereunder be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Asia4sale.com; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Asia4sale.com.

     2.15 Full Disclosure. None of the representations and warranties made by Asia4sale.com, its officers, directors of the Shareholder herein or in any exhibit, certificate or memorandum furnished or to be furnished by the Shareholders, or on their behalf, contain or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

     2.16 Assets. Except as otherwise indicated in Exhibit 2.16 attached hereto, Asia4sale.com and each of its subsidiaries (if any) has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances.

     2.17 Material Contracts. Material contracts of Asia4sale.com are set forth in Exhibit 2.17, attached hereto an incorporated herein.

         3.       REPRESENTATIONS AND WARRANTIES OF ZIASUN.

     ZiaSun represents and warrants to Asia4sale.com and the Shareholders that:

     3.1 Organization. ZiaSun is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     3.2 Capital Stock. The authorized capital stock of ZiaSun consists of 50,000,000 shares of common stock, $0.001 par value per share (the "Common Stock") of which 10,465,009 shares are presently issued and outstanding, which. Immediately prior to Closing there shall not be more the 12,000,000 shares of Common Stock issued and outstanding. All of the issued and outstanding shares are duly and validly issued, fully paid and nonassessable. There are no other authorized class of capital stock.

     3.3 Options, Warrants, Rights, etc. There are outstanding rights granted to various shareholders of ZiaSun's subsidiary's under which additional shares may be issued based on the performance of these subsidiaries. The exact number of shares which may be issued cannot be calculated with any certainty. There are no other outstanding subscriptions, options, rights, debentures, instruments, convertible securities or other agreements or commitments obligation ZiaSun to issue or to transfer from treasury any additional shares of its Common Stock, or any other class of securities.

     3.4 Non-Reporting Publicly Traded Status. The Common Stock of ZiaSun is currently listed on the OTC Bulletin Board under the symbol "ZSUN". ZiaSun is a non-reporting public company. It is not subject to the filing and reporting requirements of the Securities Exchange Act of 1934 and as such does not file any period or annual reports with the Securities and Exchange Commission.

     3.5 Subsidiaries. Except as set forth in Exhibit 3.5 attached hereto ZiaSun does not have any other subsidiaries or own any interest in any other enterprise.

     3.6 Directors and Officers. The names and titles of all present officers and directors of ZiaSun are as set forth on Exhibit 3.6 attached hereto.

     3.7 Patents, Trade Names and Rights. To the best of its knowledge ZiaSun and its subsidiaries own and hold all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business as now conducted or proposed to be conducted. ZiaSun is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

     3.8 Compliance with Laws. ZiaSun has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation and all federal and state securities laws (including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934) and all material respects NASDAQ rules) affecting its properties or the operation of its business. To the best of its knowledge all stock of ZiaSun issued to date has been issued in compliance with all Federal and State securities laws.

     3.9 Litigation. ZiaSun is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of ZiaSun threatened against or affecting ZiaSun or its business, assets or financial condition except for suits as described in its 1934 Act filings. ZiaSun is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

     3.10  Authority.  The Board of  Directors  of  ZiaSun  has  authorized  the execution of this Agreement and the consummation of the transactions contemplated herein, and ZiaSun has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of ZiaSun enforceable in accordance with its terms.

     3.11 Ability to Carry Out Obligations. The execution and delivery of this Agreement by ZiaSun and the performance by the ZiaSun of the obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which ZiaSun is a party, or by which it may be bound, nor will any consents or authorizations of any party to ZiaSun's performance of its obligation hereunder;
(b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ZiaSun; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of ZiaSun.

     3.12 Full Disclosure. None of the representations and warranties made by ZiaSun herein or in any exhibit, certificate or memorandum furnished or to be furnished by ZiaSun or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

     3.13 Assets. ZiaSun has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated on Exhibit 3.13 attached hereto.

     4. COVENANTS RELATING TO THE PERIOD PRIOR TO CLOSING.

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

     4.2 Conduct of Business. Prior to Closing, the Shareholders represent that Asia4sale.com shall conduct its business in the normal course. Asia4sale.com shall not amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem securities, incur additional or newly-funded liabilities outside the ordinary course of business, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction without the prior approval of ZiaSun, not to be unreasonably withheld.

     5. CLOSING.

     5.1 Closing. The closing of this transaction shall be held at the offices of ZiaSun on or before April 10, 1999, or at such other place and time as is mutually agreeable to the parties, or by FAX and Federal Express.

     5.2 Shareholders' Deliveries at Closing. At the Closing, the Shareholders shall deliver the following items:

               5.2.1 Certificates representing all of the shares of capital stock Asia4sale.com held by the Shareholders, along with a stock power or stock powers with signatures guaranteed, duly executed by the Shareholders in blank or to ZiaSun Technologies, Inc.;

               5.2.2 An investment letter in the form of Exhibit 1.2 hereof, duly executed by the Shareholders;

     5.3 ZiaSun's Deliveries at Closing. At the Closing, ZiaSun shall deliver the following items:

               5.3.1 Either (a) certificates representing the ZiaSun Shares, duly issued with restrictive legend, to the Shareholders as listed on Schedule A attached hereto, or (b) a copy of a letter from ZiaSun to its transfer agent, Signature Stock Transfer, Inc., instructing such transfer agent to issue the certificates representing the ZiaSun Shares to the Shareholders as listed on Schedule A.

     6. CONDITIONS TO OBLIGATIONS TO CLOSE AND MATERIAL TERMS OF AGREEMENT.

     6.1 Conditions to Obligations of Asia4sale.com Shareholders to Close. The obligations of the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of ZiaSun shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing date, that ZiaSun shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     6.2 Conditions to Obligations of ZiaSun. The obligations of ZiaSun to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of Asia4sale.com and the Shareholders shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, that the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement and between ZiaSun, its shareholders and Asia4sale.com and related parties, be performed or complied with by it on or prior to the Closing Date.

     7. INDEMNIFICATION.

     7.1 Indemnification by Shareholders. The Warranting Shareholders agree to indemnify, defend and hold the ZiaSun shareholders, ZiaSun, its officers and directors, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees that it shall incur or suffer, which arise out of, result or relate to any breach of, or
failure  by  Asia4sale.com  perform  any  of  its  material   representations,
warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Shareholders under this Agreement; provided however, that notice of any such breach shall have been communicated with specificity within two (2) years of the date hereof.

     7.2 Indemnification by ZiaSun. ZiaSun agrees to indemnify, defend and hold the Shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by ZiaSun to perform any of its material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by ZiaSun under this Agreement.

     7.3 Notice and Opportunity to Defend. If there occurs an event which any Party asserts is an indemnifiable event, the Party seeking indemnification shall notify the Party obligated to provide indemnification (the "Indemnifying Party") promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the Party seeking indemnification will give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder. Such Indemnifying Party shall have a period of thirty (30) days within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) days period, such Indemnifying Party shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnifying Party shall provide reasonably satisfactory to the Party seeking indemnity, such matter and the Indemnifying Party shall provide the Party seeking indemnification with such assurances as may be reasonably required by the latter to assure that the Indemnifying Party will assume, and be responsible for, the entire liability issue. If such Indemnifying Party does not respond within such thirty (30) day period and rejects responsibility for such matter in whole or in part, the Party seeking indemnification shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to such Party under applicable law. The Party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. In any event, the Party seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnifying Party shall require the prior written consent of the Party seeking indemnification. If, however, the Party seeking indemnification refuses its consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Party seeking indemnification may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Party seeking indemnification. In such event, the obligation of the Indemnifying Party to the Party seeking indemnification shall be equal to the lesser of (i) the amount of the offer of settlement which the Party seeking indemnification refused to accept plus the costs and expenses of such Party prior to the date the Indemnifying Party notifies the Party seeking indemnification of the offer of settlement and (ii) the actual out-of-pocket amount the Party seeking indemnification is obligated to pay as a result of such Party's continuing to pursue such an offer. An Indemnifying Party shall be entitled to recover from the Party seeking indemnification any additional expenses incurred by such Indemnifying Party as a result of the decision of the Party seeking indemnification to pursue such matter.

     8. MISCELLANEOUS.

     8.1 Costs. Each party shall bear its own costs associated with this Agreement, the closing of this Agreement, and all ancillary or related measures, including without limitation, costs of attorneys fees, accountants fees, filing fees, or other costs or expenses, without right or recourse from the other.

     8.2 Additional Documentation. The parties acknowledge that further agreements and documents, in addition to the Exhibits appended hereto, may be required in order to effect the transactions contemplated hereunder. Each party agrees to provide and execute such other and further agreements or documentation as, in the opinions of respective counsel, are reasonably necessary to effect the transactions contemplated hereunder and to maintain regulatory and legal compliance.

     8.3 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

     8.4 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

     8.5 Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

     8.6 Time of Essence. Time is of the essence of this Agreement and of each and every provision.

     8.7 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Nevada.

     8.8 Counterparts and/or Facsimile Signature. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

     8.9 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  If to ZiaSun, addressed to it at:
                  Mr. Anthony Tobin, President
                  ZiaSun Technologies, Inc.
                  205 S. Helix, #68
                  Solana Beach, California 92075

                  With copy to Counsel, addressed to:
                  George G. Chachas, Esq.
                  Wenthur & Chachas
                  4180 La Jolla Village Drive
                  Suite 500
                  La Jolla, California 92037

                  If to Asia4sale.com and the Shareholders, to them at:
                  Asia4sale.com
                  12A, First Pacific Centre
                  56 Gloucester Road
                  Wanchai, Hong Kong

                  With a copy to their Counsel, addressed to:
                  Alan Day
                  Horvath & Giles
                  Suite D, 16th Floor, On Hing Building
                  1-9 Onhing Terrace
                  Central, Hong Kong

     8.10 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     8.12 Brokers. The parties hereto represent that no other broker has brought about this Agreement, and no other finder's fee has been paid or is payable by either party, except for the broker whose name is set forth on Exhibit 8.12, and whose fee shall be paid by the Shareholders. Each party hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any other broker.

     8.13 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for herein shall survive the Closing.

     AGREED AND ACCEPTED as of the date first above written.

                                             ZIASUN TECHNOLOGIES, INC.
                                             A Nevada Corporation


Dated: March 25, 1999                        /S/ Bryant D. Cragun
                                             -----------------------------------
                                             By:  Bryant D. Cragun
                                             Its:  President

Dated: March 25, 1999                        /S/ Jennifer C. McMinn
                                             -----------------------------------
                                             By:  Jennifer C. McMinn
                                             Its: Secretary

                                             ASIA4SALE.COM, LTD.
                                             A Hong Kong Registered Company


Dated: March 25, 1999                        /S/  Brian Hodgson
                                             -----------------------------------
                                             By:  Brian Hodgson
                                             Its: President and Secretary

SHAREHOLDERS OF ASIA4SALE.COM INC. WHO WILL WARRANT THE REPRESENTATIONS HEREIN:


/S/ Brian Hodgson
-----------------------------------
Brian Hodgson

                                 EXHIBIT 1.2(a)

         CASH DISTRIBUTED TO THE Asia4sale.COM SHAREHOLDERS AT CLOSING

Shareholder
Name                                             Cash
--------------------------------------------------------------------------------
Brian Hodgson                                $15,000.00

--------------------------------------------------------------------------------
Total                                        $15,000.00
--------------------------------------------------------------------------------

                                  EXHIBIT 1.3.1

         SHARES TO BE ISSUED TO Asia4sale.COM SHAREHOLDERS AT CLOSING

Shareholder                        Number of                       Number of
Name and Addressd Address          Asia4sale Shares              ZiaSun Shares
--------------------------------------------------------------------------------
Brian Hodgson                          99                             50,000
1st Floor, 67 Pak Wai
Sai Kung
New Territories
Hong Kong

Tempest Company Limited                1                                   0
--------------------------------------------------------------------------------
Total                                  100                            50,000

                                  EXHIBIT 1.62

                                INVESTMENT LETTER
--------------------------------------------------------------------------------
Mr. Anthony Tobin, President
ZiaSun Technologies, Inc.
12707 High Bluff Drive
2nd Floor
San Diego, CA 92103

Re:      INVESTMENT LETTER

Gentlemen:

         The undersigned having acquired by a stock-for-stock exchange a minimum of 50,000 restricted and unregistered shares of Common Stock, $0.001 par value per share (the "Securities") of ZiaSun Technologies, Inc., a Nevada Corporation, (the "Company"), and such other shares of Common Stock which represent the Acquisition Consideration as adjusted and determined pursuant to the terms of that certain Acquisition Agreement and Plan of Reorganization between the undersigned and the Company, hereby represents to the Company that:

         1. The Securities which are being acquired by the undersigned are being acquired for the undersigned's own account and for investment and not with a view to the public resale or distribution thereof.

         2. The undersigned will not sell, transfer or otherwise dispose of the Securities unless, in the opinion of the Company's counsel, such disposition conforms with applicable securities laws requirements.

         3. The undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 (the "Rule") promulgated under the Securities Act of 1933, as amended (the "Act").

         4. The undersigned acknowledges that the undersigned has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the finances of the Company and the proposed business plan of the Company.

         5. The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     6. The undersigned further acknowledges that the undersigned is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144 (the "Rule"). The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If and when the Rule is available to the undersigned, the undersigned may make only sales of the Securities in accordance with the terms and conditions of the rule (which may limit the amount of Securities that may be sold).

Investment Letter
Page 2 of 2
--------------------------------------------------------------------------------

         7. By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the undersigned is capable of evaluating the merits and risks of an investment by the undersigned in the Securities.

         8. The undersigned is capable of bearing the economic risks of an investment in the Securities. The undersigned fully understands the speculative nature of the Securities and the possibility of loss.

         9. The undersigned's present financial condition is such that the undersigned is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

         10. Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear the following restrictive legend.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SHARES UNDER SUCH ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

         11. The undersigned further agrees that the Company shall have the right to issue stop-transfer instructions to its transfer agent until such time as sale is permitted under Security Laws and acknowledges that the Company has informed the undersigned of its intention to issue such instructions.


                                   Very truly yours,

Date: ____________________.        __________________________________
                                   Undersigned

                                   ----------------------------------
                                   Address

                                   ----------------------------------
                                   Social Security Number

                                   EXHIBIT 2.4

                         SUBSIDIARIES OF Asia4sale.COM
--------------------------------------------------------------------------------

                                      NONE

                                   EXHIBIT 2.5

                 PRESENT OFFICERS AND DIRECTORS Asia4sale.COM
--------------------------------------------------------------------------------

OFFICERS

President .........................     Brian Hodgson
Chief Financial Officer ...........     Brian Hodgson
Treasurer .........................     Brian Hodgson
Secretary .........................     Larville Ltd.

DIRECTORS

Brian Hodgson
Larville Ltd.

                                   EXHIBIT 2.6

                  AUDITED FINANCIAL STATEMENTS Asia4sale.COM


-------------------------------------------------------------------------------

                TO BE PROVIDED WITHIN SIXTY (60) DAYS OF CLOSING

                                  EXHIBIT 2.8

                         LIABILITIES OF Asia4sale.COM
-------------------------------------------------------------------------------


                                      NONE

                                  EXHIBIT 2.12

                ASIA4SALE.COM LITIGATION AND LEGAL PROCEEDINGS
--------------------------------------------------------------------------------

                                      NONE

                                  EXHIBIT 2.16

              EXCEPTIONS TO GOOD TITLE TO ASSETS OF Asia4sale.COM
--------------------------------------------------------------------------------

                                      NONE

                                  EXHIBIT 2.17

                      MATERIAL CONTRACTS OF Asia4sale.COM
--------------------------------------------------------------------------------

                                   EXHIBIT 3.5

SUBSIDIARIES OF ZIASUN
--------------------------------------------------------------------------------

         1. BestWay Beverages, Inc., a Nevada Corporation is a wholly owned subsidiary of ZiaSun Technologies, Inc. BestWay Beverages, Inc., holds a license from Fountain Fresh International, Inc., under which BestWay will market , sell and distribute the Beverage Center Equipment developed by Fountain Fresh which is used to dispense Fountain Fresh Beverages and purified water. The Beverage Center Equipment is a patented in-store, self service, pressure fill, mini bottling plant/beverage center.

         2. Momentum Asia, Inc., a Corporation formed under the laws of the Republic of the Philippines is a wholly owned subsidiary of ZiaSun Technologies, Inc. Momentum Asia, Inc., is, among other things, in printing and publication design business.

         3. Momentum Internet Incorporation, a Corporation formed under the laws of the British Virgin Islands, Momentum Internet Incorporation is a wholly owned subsidiary of ZiaSun Technologies, Inc. Momentum Internet Incorporated is, among other things, in the Financial Internet Website publication business wherein subscribers can received financial news, stock quotes and market information about various companies.

         4. Internet Holdings, Inc., a Utah Corporation is a wholly owned subsidiary of ZiaSun Technologies, Inc.

                                   EXHIBIT 3.6

                     PRESENT OFFICES AND DIRECTORS OF ZIASUN
--------------------------------------------------------------------------------

OFFICERS
--------

CEO and President ......................    Anthony Tobin
Vice President .........................    Allen D. Hardman
Vice President of Investor Relations ...    Rick Farias
Chief Financial Officer ................    Allen D. Hardman
Treasurer ...............................   Allen D. Hardman
Secretary ...............................   Jennifer C. McMinn

DIRECTORS
---------

Allen D. Hardman
Anthony Tobin

                                  EXHIBIT 3.13

                  EXCEPTIONS TO GOOD TITLE TO ASSETS OF ZIASUN
--------------------------------------------------------------------------------

                                      NONE

                                  EXHIBIT 5.2.3

             POST CLOSING OFFICERS AND DIRECTORS OF Asia4sale.COM
--------------------------------------------------------------------------------

CEO and President ............................     Brian Hodgson
Vice President ...............................     Brian Hodgson
Treasurer ....................................     Brian Hodgson
Secretary ....................................     Brian Hodgson

DIRECTORS
---------

Brian Hodgson
Anthony Tobin

                                  EXHIBIT 8.12

                                     BROKERS
--------------------------------------------------------------------------------

With the exception of the shares issued to the Shareholders of Asia4sale.com as set forth herein, no brokerage of finders fees in the form of cash or securities were paid to any party or person in connection with the acquisition.